UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________

FORM 8-K

_______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 1, 2021

_______________

Crexendo, Inc.

(Exact Name of Registrant as Specified in Its Charter)

_______________

Nevada	001-32277	87-0591719
(State or Other Jurisdictionof Incorporation)	(CommissionFile Number)	(IRS EmployerIdentification No.)

1615 S. 52nd Street, Tempe, AZ 85281
(Address of Principal Executive Offices) (Zip Code)

(602) 714-8500
(Registrant’s Telephone Number, Including Area Code)

Not applicable.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CXDO	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01 Entry Into A Material Definitive Agreement.

Voting Agreement

In connection with the closing of the mergers (the “Mergers”) pursuant to that certain Agreement and Plan of Merger and Reorganization dated March 5, 2021 (the “Merger Agreement”), by and among Crexendo, Inc. (the “Company”), Crexendo Merger Sub, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of the Company (“Merger Sub I”), Crexendo Merger Sub, LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of the Company (“Merger Sub II” and, together with Merger Sub I, the “Merger Subs”), NetSapiens, Inc., a Delaware corporation (“NetSapiens”), and David Wang as the Stockholder Representative (as defined in the Merger Agreement) and as a condition for the closing, on June 1, 2021 (the “Closing Date”), the Company, the pre-Mergers majority stockholder of the Company (the “Principal Stockholder”) and David Wang as the Stockholder Representative entered into that certain Voting Agreement, dated as of the Closing Date (the “Voting Agreement”).

Pursuant to the Merger Agreement, the Company had agreed to (i) include the NetSapiens Board Designee (as defined in the Merger Agreement) as a nominee to the board of directors of the Company (the “Board”) on each slate of nominees for election to the Board proposed by the management of the Company, (ii) recommend the election of the NetSapiens Board Designee to the stockholders of the Company, and (iii) otherwise use its reasonable best efforts to cause the NetSapiens Board Designee to be elected to the Board. Pursuant to the Voting Agreement, the Principal Stockholder agreed to, among other things, vote the shares of common stock of the Company beneficially owned by him in favor of the election of the NetSapiens Board Designee at any annual or special meeting of the Company or on any action or approval by written consent of the Company stockholders with respect to the election and removal of directors of the Company. The Voting Agreement will terminate upon the earlier of (a) that date on which the NetSapiens equityholders that received shares of the Company’s common stock at the closing of the Mergers fail to collectively beneficially own at least 5% of the Company’s total issued and outstanding shares of common stock; and (b) the termination of the Voting Agreement by mutual written consent.

The description of the Voting Agreement is qualified in its entirety by reference to the complete text of the agreement, which has been filed with this Current Report on Form 8-K as Exhibit 10.1, and is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On the Closing Date, the Company consummated the previously announced Mergers. NetSapiens provides an award-winning, patented cloud-native communications platform delivered via a high availability, multi-tenant solution that can be consumed however the service providers prefer, in their cloud or the NetSapiens cloud, on a subscription or a purchase model.

As contemplated by the Merger Agreement and as described in the Company’s definitive proxy statement filed with the United States Securities and Exchange Commission (the “SEC”) on April 26, 2021 (the “Proxy Statement”), on the Closing Date, Merger Sub I merged with and into NetSapiens, with NetSapiens continuing as the surviving entity (the “First Merger”), and, as a part of the same overall transaction, the surviving entity of the First Merger merged with and into Merger Sub II, with Merger Sub II continuing as the surviving entity and a wholly-owned subsidiary of the Company (the “Second Merger”). Immediately following the consummation of the Second Merger, the name of Merger Sub II changed to “NetSapiens, LLC”.

As contemplated by the Merger Agreement and as described in the Proxy Statement, the total base consideration for the Mergers, including repayment of debt and expenses, is approximately $50 million, consisting of (1) $10 million in cash, and (2) approximately $40 million in the form of shares of the Company’s common stock or Company options valued at $6.19 per share for the purpose of determining the aggregate number of shares payable to NetSapiens’ equityholders. The merger consideration is subject to customary upward or downward adjustments for NetSapiens’ net working capital and closing cash. In connection with the closing of the Mergers, the Company issued (i) 3,097,309 shares of the Company’s common stock valued at $6.19 per share for common stock consideration of approximately $19.2 million (the “Shares”) and (ii) 4,482,328 options under the Crexendo, Inc. 2021 Equity Incentive Plan with an aggregate value of $22.1 million, net of the aggregate exercise price of $5.6 million. Holders of outstanding common stock, in-the-money stock options and in-the-money warrants of NetSapiens will receive a portion of the merger consideration as described above on a pro rata basis and/or in accordance with the Merger Agreement and any option or warrant cancellation agreements entered into by such equityholders.

Immediately following the Mergers, NetSapiens’ equityholders acquired approximately 14.4% of the issued and outstanding shares of common stock of the Company.

The foregoing description of the Merger Agreement and the transactions contemplated thereby is not complete and is qualified in its entirety by reference to the complete text of Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 2.01 of this Current Report is incorporated by reference into this Item 3.02. The Shares issued in connection with the closing of the Mergers were not registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On the Closing Date, the Board elected Anand Buch, the initial NetSapiens Board Designee, as a member of the Board. Mr. Buch will commence his service on the Board effective as of the Closing Date and shall continue to serve in such capacity until the Company’s next annual meeting of stockholders, or until his successor has been duly elected and qualified.

There are no arrangements or understandings between Mr. Buch and any other person pursuant to which Mr. Buch was selected as a director of the Company other than as set forth in the Merger Agreement and the Voting Agreement described in Item 1.01 of this Current Report, which information is incorporated herein by reference. There is no family relationship between Mr. Buch and any of the Company’s other directors or executive officers. There are also no related party transactions that are required to be reported pursuant to Item 404(a) of Regulation S-K.

Mr. Buch as an employee of the Company will not receive additional compensation for his service as a director.

Item 7.01 Regulation FD Disclosure.

On the Closing Date, the Company issued a press release announcing the closing of the Mergers and related matters. The press release is attached hereto as Exhibit 99.1.

The foregoing is being furnished pursuant to Item 7.01 and will not be deemed to be filed for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor will it be deemed to be incorporated by reference in any filing under the Securities Act.

Item 8.01. Other Events.

Employment Agreements

In connection with the closing of the Mergers and as a condition for the closing, the Company entered into employment agreements with NetSapiens’ current Chief Executive Officer, Anand Buch, Chief Technology Officer, David Wang and Executive Vice President, James Murphy. On the Closing Date, Mr. Buch was appointed to serve as Chief Strategy Officer, Mr. Wang was appointed to serve as Chief Technology Officer and Mr. Murphy was appointed to serve as an Executive Vice President of the Company. The employment agreements provide that the term of employment of each of Messrs. Buch, Wang and Murphy will be two years from the Closing Date, subject to automatic one-year extensions provided that neither party provides written notice of non-extension at least 60 days prior to the expiration of the then-current term.

Pursuant to their employment agreements, Messrs. Buch, Wang and Murphy will each be entitled to initial base salary of $323,950. In addition, Messrs. Buch, Wang and Murphy will be eligible to receive annual bonuses beginning from 2022, the amount and terms of which shall be set by the Compensation Committee of the Board. Messrs. Buch, Wang and Murphy will also be eligible to receive (i) equity awards under the Company’s equity incentive plan(s) beginning from 2022, (ii) fringe benefits and perquisites similar to those provided to executives by NetSapiens previously until December 31, 2021 and similar to those provided to other executives of the Company after December 31, 2021 (iii) other standard employee benefits including PTO and (iv) reimbursement of reasonable business expenses.

In the event that the Company terminates Mr. Buch, Mr. Wang or Mr. Murphy’s employment (a) for “Cause” (as defined in their employment agreements) or due to their death or disability, or (b) if Mr. Buch, Mr. Wang or Mr. Murphy terminates his employment without Good Reason (as defined in their employment agreements), then the employee shall be entitled to receive: (i) any accrued but unpaid base salary and accrued but unused PTO, (ii) reimbursement for unreimbursed business expenses and (iii) benefits under the Company’s employee benefits plans (collectively, the “Accrued Amounts”).

In the event that the Company terminates Mr. Buch, Mr. Wang or Mr. Murphy’s employment (a) without “Cause” or (b) if Mr. Buch, Mr. Wang or Mr. Murphy terminates his employment for Good Reason, the employee shall be entitled to receive the Accrued Amounts, and subject to entering into a release of claims in favor of the Company, the employee will also be entitled to receive (i) a lump sum payment equal to 1/12 of the employee’s base salary for every year the employee has been employed (including the employee’s employment period with NetSapiens prior to the closing of the Mergers) up to a maximum of one year of the employee’s base salary and (ii) reimbursement for payments such employee makes for COBRA coverage for one year following termination. In addition any outstanding equity awards shall be determined according to the applicable equity incentive plan(s) and award agreements.

The description of the employment agreements with Messrs. Buch, Wang and Murphy are qualified in their entirety by reference to the complete text of the agreements, which have been filed with this Current Report on Form 8-K as Exhibit 10.2, Exhibit 10.3 and Exhibit 10.4, respectively, and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of businesses acquired

The audited consolidated financial statements of NetSapiens for the years ended December 31, 2020 and 2019 and the notes related thereto were included as part of the Definitive Proxy Statement filed on April 26, 2021, and are incorporated herein by reference.

(b) Pro Forma Financial Information

The pro forma financial information required by this Item was included as part of the Definitive Proxy Statement filed on April 26, 2021, and is incorporated herein by reference.

(d) Exhibits

Exhibit Number	Description
2.1*
Agreement and Plan of Merger and Reorganization, dated March 5, 2021, by and among Crexendo, Inc., Crexendo Merger Sub, Inc., Crexendo Merger Sub, LLC, NetSapiens, Inc. and David Wang as stockholder representative (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 8, 2021).

10.1	Voting Agreement, dated June 1, 2021, by and among Crexendo, Inc., Steven G. Mihaylo and David Wang as stockholder representative.
10.2	Executive Employment Agreement, dated June 1, 2021, by and between Crexendo, Inc. and Anand Buch.
10.3	Executive Employment Agreement, dated June 1, 2021, by and between Crexendo, Inc. and David Wang.
10.4	Executive Employment Agreement, dated June 1, 2021, by and between Crexendo, Inc. and James Murphy.
99.1	Press Release, dated June 1, 2021.

*  The schedules and exhibits to this agreement have been omitted in accordance with Regulation S-K Item 601(b)(2). The Company agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Crexendo, Inc.

Date: June 1, 2021	By:	/s/ Ronald Vincent
Ronald Vincent
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1*
Agreement and Plan of Merger and Reorganization, dated March 5, 2021, by and among Crexendo, Inc., Crexendo Merger Sub, Inc., Crexendo Merger Sub, LLC, NetSapiens, Inc. and David Wang as stockholder representative (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 8, 2021).

10.1	Voting Agreement, dated June 1, 2021, by and among Crexendo, Inc., Steven G. Mihaylo and David Wang as stockholder representative.
10.2	Executive Employment Agreement, dated June 1, 2021, by and between Crexendo, Inc. and Anand Buch.
10.3	Executive Employment Agreement, dated June 1, 2021, by and between Crexendo, Inc. and David Wang.
10.4	Executive Employment Agreement, dated June 1, 2021, by and between Crexendo, Inc. and James Murphy.
99.1	Press Release, dated June 1, 2021.

*  The schedules and exhibits to this agreement have been omitted in accordance with Regulation S-K Item 601(b)(2). The Company agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon request.